Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of Kodiak Oil & Gas Corp. of our report dated April 26, 2006 relating to our audit of the consolidated financial statements, appearing in the Registration Statement on Form F-1 No. 333-138932, which is incorporated by reference in this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

December 15, 2006